UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2007

CARDTREND INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30013
(State of Other Jurisdiction of Incorporation)	(Commission File Number)

800 5th Avenue , Suite 4100, Seattle, Washington 98104
(Address of principal executive offices)

(206) 447-1379
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective November 5, 2007, Rosaline Tam resigned as a Member of the Board of Directors of the Company to create a vacancy for the appointment of Chen Yu Hua ("Chen") to the Board of the Company, effective November 5, 2007.

Pursuant to an Employment Contract dated October 31, 2007, Chen was appointed to serve as the Company’s Chief Officer for Greater China Region for a term of five (5) years, commencing from November 1, 2007. The terms and conditions of Chen’s employment contract were reported in a previously filed Form 8K dated November 5, 2007.

From May 2001 to November 2007, Mr. Chen was the founding and principal shareholder of Global Uplink Communications Ltd. (“Global Uplink”), a direct marketing and Customer Relations Marketing (“CRM”) Chinese company based in Guangzhou, Guangdong Province, China. During the six years since Global Uplink’s inception, Mr. Chen was the Chief Executive Officer of Global Uplink until resigning in November 2007. During the past five years, Mr. Chen has not held executive positions or directorships in any other companies and he is not now nor at any time in the past being a director of any public company in the United States nor in any other jurisdiction.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

Exhibit No.	Document Description
99.1	Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDTREND INTERNATIONAL INC.
(Registrant)

Date: November 8, 2007	By: CHARLIE RODRIGUEZ
Charlie Rodriguez, Secretary and Director

EXHIBIT INDEX

Exhibit No. Document Description

99.1                Press Release